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                                                                    EXHIBIT 99.1
[LOGO]

                                                        INVESTOR CONTACTS:
                                                        Geraldine Hench
                                                        Vice President - Finance
                                                        408 432-8888
FOR IMMEDIATE RELEASE
                                                        Michele Katz/Michael
                                                        Polyviou/ Elric
                                                        Martinez
                                                        Morgen-Walke Associates
                                                        212-850-5600


                  XICOR COMPLETES SALE OF MILPITAS WAFER FAB TO
                                  STANDARD MEMS
                   * Xicor now a fabless semiconductor company


MILPITAS, CALIFORNIA, NOVEMBER 6, 2000 - Xicor, Inc. (NASDAQ/NMS: XICO) today announced the completion of the sale of its Milpitas wafer fabrication assets and inventory to Standard MEMS. The signing of the definitive sales agreement was announced last month. Under a related agreement, Standard MEMS has become Xicor's fourth foundry. With the sale of the Milpitas wafer fab, Xicor is now a fabless semiconductor company.

"The completion of the sale of the Milpitas fab marks a significant milestone for Xicor as one of our major initiatives has been realized," commented Bruce Gray, acting President. "With the sale of our fab, 100% of our wafers will be derived from foundries, allowing us to reduce product costs. Moreover, now that Xicor is a fabless semiconductor company we will be able to increase our focus on the design and marketing of new products."

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995
The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding 100% of our wafers being derived from foundries allowing Xicor to reduce product costs and increase the focus on design and marketing of new products. Factors that could cause actual results to differ materially include the following: general economic conditions and conditions specific to the semiconductor industry; fluctuations in customer demand, including loss of key customers, order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions (both by Xicor and its competitors); Xicor's ability to have available an appropriate amount of low cost foundry production capacity in a timely manner; our foundry partners' timely ability to successfully manufacture products for Xicor using Xicor's proprietary technology; any disruptions of our foundry relationships; manufacturing efficiencies; the ability to continue effective cost



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reductions; currency fluctuations; the timely development and introduction of new products and submicron processes, and the risk factors listed from time to time in Xicor's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31,1999 and the Quarterly Reports on Form 10-Q for the quarters ended April 2, 2000 and July 2, 2000 (Management's Discussion and Analysis of Financial Condition and Results of Operations, Factors Affecting Future Results section). Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as the date hereof. Xicor undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

XICOR CORPORATE INFORMATION

Xicor designs, develops, markets and sells nonvolatile in-the-system programmable products which retain information even when the system is turned off or power is inadvertently lost. Xicor's product line includes digitally controlled potentiometers (DCP's), system management IC's, and secure and standard nonvolatile memory IC's. Xicor product, corporate and financial information is readily accessible on the World Wide Web at http://www.xicor.com

STANDARD MEMS CORPORATE INFORMATION

Standard MEMS is a fully integrated MEMS (Micro Electro Mechanical Systems) company that provides product design, MEMS semiconductor fabrication, end product packaging and systems integration. The company offers concurrent engineering and technology solutions in all areas of MEMS production, from design through production. The company has supplied MEMS devices and MEMS-based packaged products and sensor solutions to leading companies in various markets segments, including Telecommunications, Medical and Biomedical, Industrial & Automotive and Information Peripherals.

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